U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2006

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in charter)

Nevada	33-8067-NY	87-0618831
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

517 Route 1 South, Suite 3060, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 732-726-3200

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2006, David J. Walz, the former Executive Vice President and Chief Operating Officer of The Center for Wound Healing, Inc.’s (the “Company”), was appointed as President of the Company.

David J. Walz joined the Company in November 2003 as Executive Vice President and Chief Operating Officer. Dave is a versatile healthcare executive with over twenty-one years of progressive experience in hospital operations, financial management, business development and strategic planning within complex healthcare organizations. In his last position, Mr. Walz was Executive Director /Vice President of Operations at St. John’s Queens Hospital, a teaching division of Saint Vincent’s Catholic Medical Centers in New York, where he was responsible for the day-to-day operations which included bottom line accountability for a $300 million operating budget. Prior to this role Mr. Walz held various leadership positions in finance, including Director of Finance for a four-hospital system. Mr. Walz has a Bachelors degree in Finance, Banking and Investments and also holds a Master Degree in Healthcare Administration. Dave is a Fellow (FHFMA) and a Certified Managed Care Professional (CMCP) in the Healthcare Financial Management Association.

Item 9.01. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2006

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Phillip Forman
Name:	Phillip Forman
Title:	Chief Executive Officer